Contact:
Greg S. Weishar
Chief Executive Officer
 (502) 627-7950

PHARMERICA REPORTS THIRD QUARTER 2016 RESULTS

Expects Strong Fourth Quarter 2016 Results
Preliminary 2017 Guidance Within Range of Analysts' Average Expectations
Company Revises 2016 Guidance

LOUISVILLE, Ky (November 9, 2016) – PharMerica Corporation (the "Corporation" or the "Company) (NYSE: PMC), a national provider of institutional, specialty home infusion, hospital and oncology pharmacy services, today reported its financial results for the third quarter ended September 30, 2016.

	3Q'16 Results	Comparison to 3Q'15	Comparison to 2Q'16
Revenue	$512.6 million	Increase of 2.8%	Decrease of 1.3%
Gross profit	$78.5 million	Decrease of 0.1%	Decrease of 4.0%
Selling, general and administrative	$53.1 million	Increase of 0.8%	Decrease of 4.7%
Net income	$7.3 million	Increase of 143.3%	Increase of 192.0%
Diluted earnings per common share	$0.23	Increase of 130.0%	Increase of 187.5%
Adjusted EBITDA	$31.5 million	Decrease of 0.3%	Decrease of 0.9%
Adjusted diluted earnings per share	$0.44	Decrease of 10.2%	Decrease of 6.4%
Generic drug dispensing rate	85.6%	Decrease of 90 basis points	Decrease of 70 basis points

Greg Weishar, PharMerica Corporation's Chief Executive Officer, said, "PharMerica's third quarter 2016 financial results reflect slower than expected growth in new sales in our core Institutional Pharmacy business.  We remain optimistic that we will achieve significantly improved results in this year's fourth quarter.  We expect a sequential 3% to 4% increase in prescriptions dispensed; lower cost of goods due to further improvements in drug purchasing; continued strong growth in our diversified pharmacy businesses; and contributions from recent and planned acquisitions.

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PMC Reports Results for the Third Quarter 2016

November 9, 2016

"The improvement in this year's fourth quarter will provide a springboard for higher earnings in 2017, and more importantly, operating results within the range of analysts' average expectations for 2017.

"In 2017, we anticipate tailwinds from numerous positive developments; first, organic bed growth in the Institutional Pharmacy business that will be partially assisted by several medium-sized account bed additions commencing in the early part of 2017; second, sequential improvement in Medicare Part D reimbursement as the Company's Medicare Part D contracts are more favorable in 2017 than expected; third, lower cost of drugs due to successful contracting efforts in late 2016; fourth, revenue and EBITDA growth in excess of 25% in the diversified businesses; and fifth, the full year benefit of acquisitions completed in 2016.

"Regarding acquisitions, we recently completed two acquisitions in the specialty home infusion market, Infusion Resources in Rhode Island and Nextron in New Jersey.  Both of these acquisitions are new markets for us and herald Amerita's expansion into the eastern United States.  In addition, we acquired Regency, an institutional pharmacy operating in southern Texas.

Mr. Weishar concluded, "In summary, we expect to resume our growth trend in the fourth quarter of this year, and this growth will propel earnings momentum into 2017.  We remain confident that the Company's business diversification and growth strategies will support long-term growth in earnings and shareholder value."

Full Year 2016 Financial Guidance

PharMerica has provided updated guidance as follows:

	Revenue in the range of $2.051 billion to $2.091 billion;
	Adjusted EBITDA in the range of $127.0 million to $129.4 million; and
	Adjusted diluted earnings per share in the range of $1.84 to $1.89.

With respect to the Company's full year guidance of Adjusted EBITDA and Adjusted diluted earnings per share, the Company is not able to provide a reconciliation of these non-GAAP financial measures to the most comparable GAAP measure without unreasonable efforts; certain items that are included have not yet occurred or are out of the Company's control and/or cannot be reasonably predicted and, accordingly, the probable significance of such items cannot be determined at this time.  The most comparable GAAP measure and reconciling information that is unavailable, or not reasonably predictable would include non-recurring and acquisition-related expenses.

Third Quarter 2016 Results

The results for the third quarter 2016 are set forth below:

	Key Comparisons of Third Quarters Ended September 30, 2016 and 2015:


Revenues for the third quarter of 2016 were $512.6 million compared with $498.8 million for the third quarter of 2015; an increase of 2.8%.  The increase in revenues of $13.8 million was driven by significant organic growth and acquisitions in the Company's specialty businesses, partially offset by a 4.0% reduction in prescription volumes in the institutional pharmacy business, lower Medicare Part D reimbursement and 2015 brand-to-generic conversions.

	Gross profit for the third quarter of 2016 was $78.5 million was essentially the same as the $78.6 million in the third quarter of 2015.
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PMC Reports Results for the Third Quarter 2016

November 9, 2016


Selling, general and administrative expenses were $53.1 million or 10.4% of revenues for the three months ended September 30, 2016 compared to $52.7 million or 10.6% of revenues for the three months ended September 30, 2015. The increase of $0.4 million was due to selling, general and administrative expenses associated with 2015 acquisitions, partially offset by a reduction in bad debt expense as a result of 2016 collections on previously reserved receivables.


Net income for the third quarter of 2016 was $7.3 million, or $0.23 diluted earnings per share, compared to $3.0 million, or $0.10 diluted earnings per share, for the same period in 2015. Adjusted diluted earnings per share was $0.44 in the third quarter of 2016 compared to $0.49 in the third quarter of 2015.

	Adjusted EBITDA for the third quarter of 2016 was $31.5 million was essentially the same as the $31.6 million in the third quarter of 2015.

·	Cash flows provided by operating activities for the third quarter of 2016 were $39.1 million compared with $37.5 million in the third quarter of 2015.

	Key Comparisons of the Nine Months Ended September 30, 2016 and 2015:


Revenues for the nine months ended September 30, 2016 were $1,556.7 million compared with $1,507.8 million for the nine months ended September 30, 2015; an increase of 3.2%. The increase was driven by recent acquisitions, growth in the Company's specialty pharmacy businesses and branded drug inflation partially offset by a 3.8% reduction in prescription volumes in the institutional pharmacy business, lower Medicare Part D reimbursement and 2015 brand-to-generic conversions.


Gross profit for the nine months ended September 30, 2016 was $242.3 million compared with $248.4 million for the nine months ended September 30, 2015; a decrease of 2.5%. The decrease in gross profit was due to lower prescription volumes in the Company's institutional pharmacy business, partially offset by higher gross profit associated with the Company's specialty pharmacy businesses.


Selling, general and administrative expenses were $165.8 million or 10.7% of revenues for the nine months ended September 30, 2016, compared to $167.1 million or 11.1% of revenues for the nine months ended September 30, 2015. The decrease of $1.3 million is due a reduction in bad debt expense, as a result of 2016 collections on previously reserved receivables, partially offset by selling, general and administrative expenses associated with the Company's acquisitions in 2015.


Net income for the nine months ended September 30, 2016 was $13.9 million, or $0.44 diluted earnings per share, compared to $14.9 million, or $0.48 diluted earnings per share, for the same period in 2015. Adjusted diluted earnings per share was $1.36 for the nine months ended September 30, 2016 compared to $1.54 for the nine months ended September 30, 2015.

	Adjusted EBITDA for the nine months ended September 30, 2016 was $93.6 million compared with $98.5 million for the nine months ended September 30, 2015; a decrease of 5.0%.


Cash flows provided by operating activities for the nine months ended September 30, 2016 were $80.3 million compared with $59.6 million for the nine months ended September 30, 2015. The increase in cash from operating activities was due primarily to an increase in accounts payable and a decrease in inventory associated with the Company's inventory purchasing strategies, partially offset by year over year reductions in cash provided by operating activities for accounts receivable and prepaid and other assets.

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PMC Reports Results for the Third Quarter 2016

November 9, 2016

Conference Call

Management will hold an online webcast of its third quarter 2016 earnings conference call on Wednesday, November 9, 2016 at 10:00 a.m. Eastern Time. A seven-day online replay will be available approximately one hour following the conclusion of the live broadcast. A link to these events can be found under the Investor Relations section of the Company's website, www.pharmerica.com.

About PharMerica

PharMerica Corporation is a leading provider of pharmacy services.  PharMerica serves the long-term care, hospital pharmacy management services, specialty home infusion and oncology pharmacy markets. PharMerica operates 95 institutional pharmacies, 17 specialty home infusion pharmacies and 4 specialty oncology pharmacies in 45 states. PharMerica's customers are institutional healthcare providers,  such as skilled nursing facilities, assisted living facilities, hospitals, individuals receiving in-home care and patients with cancer.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company's current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include, among other matters, the information concerning the Company's "guidance" and possible future results of operations and future potential acquisitions and long-term growth prospects, the Company's expectation regarding its fourth quarter 2016 results, the Company's expectation regarding its guidance for 2017, the Company's revised 2016 guidance, the Company's expectations regarding prescriptions dispensed, drug purchasing costs, growth in various Company lines of business, contributions from planned and completed acquisitions, future impacts on the Company's business including organic bed growth, improvement in Medicare Part D reimbursements, lower drug costs, and revenue and EBITDA growth, and the Company's expectation regarding its ability to deliver long term earnings growth and shareholder value. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "plan," "may," "should," "will," "would," "project" and similar expressions.

These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company's actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company's actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include our ability to consummate our strategic and operational initiatives, our ability to identify and consummate future acquisitions, the adequacy of our litigation-related reserves, and our ability to collect the receivables due from AmerisourceBergen Drug Corporation under the terms of our prime vendor agreement, and those included in the Risk Factors section set forth in the Company's Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company's Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for theThird Quarter 2016

November 9, 2016

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2016		2015		2016
		% of Revenues		% of Revenues		% of Revenues		% of Revenues
Revenues	$498.8	100.0%	$512.6	100.0%	$1,507.8	100.0%	$1,556.7	100.0%

Cost of goods sold	420.2	84.2	434.1	84.7	1,259.4	83.5	1,314.4	84.4

Gross profit	78.6	15.8	78.5	15.3	248.4	16.5	242.3	15.6

Selling, general and administrative expenses	52.7	10.6	53.1	10.4	167.1	11.1	165.8	10.7

Amortization expense	7.0	1.4	8.3	1.6	20.6	1.4	24.7	1.6

Merger, acquisition, integration costs and other charges	8.0	1.6	5.3	1.0	15.2	1.0	14.1	0.9

Settlement, litigation and other related charges	2.1	0.4	(0.8)	(0.2)	11.3	0.7	7.2	0.5

Restructuring and impairment charges	0.2	0.1	0.6	0.2	0.3	-	3.1	0.2

Hurricane Sandy disaster costs	0.1	-	-	-	0.1	-	-	-

Operating income	8.5	1.7	12.0	2.3	33.8	2.3	27.4	1.7

Interest expense, net	2.1	0.4	3.0	0.6	5.4	0.4	9.3	0.6

Income before income taxes	6.4	1.3	9.0	1.7	28.4	1.9	18.1	1.1

Provision for income taxes	3.4	0.7	1.7	0.3	13.5	0.9	4.2	0.2

Net income	$3.0	0.6%	$7.3	1.4%	$14.9	1.0%	$13.9	0.9%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Earnings per common share:	2015	2016	2015	2016
Basic	$0.10	$0.24	$0.49	$0.45
Diluted	$0.10	$0.23	$0.48	$0.44

Shares used in computing earnings per common share:
Basic	30,431,845	30,754,253	30,336,548	30,670,487
Diluted	30,896,294	31,071,290	30,798,834	31,040,849

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PMC Reports Results for the Third Quarter 2016

November 9, 2016

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	December 31,	September 30,
	2015	2016

ASSETS
Current assets:
Cash and cash equivalents	$23.1	$6.5
Accounts receivable, net	200.5	215.4
Inventory	155.2	118.8
Deferred tax assets, net	41.8	26.3
Income taxes receivable	10.5	8.7
Prepaids and other assets	52.4	54.3
	483.5	430.0

Equipment and leasehold improvements	218.5	245.2
Accumulated depreciation	(144.0)	(160.6)
	74.5	84.6

Goodwill	371.0	388.1
Intangible assets, net	190.2	171.4
Other long-term assets	32.4	83.4
	$1,151.6	$1,157.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$71.7	$73.0
Salaries, wages and other compensation	30.6	28.2
Current portion of long-term debt	11.6	11.8
Other accrued liabilities	27.5	25.5
	141.4	138.5

Long-term debt	413.6	378.7
Other long-term liabilities	56.5	91.2
Deferred tax liabilities	20.7	13.3
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued, December 31, 2015 and September 30, 2016	-	-
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 33,237,732 and 33,687,457 shares issued as of December 31, 2015 and September 30, 2016, respectively	0.3	0.3
Capital in excess of par value	404.6	410.4
Retained earnings	152.1	166.0
Treasury stock at cost, 2,776,875 and 2,916,742 shares at December 31, 2015
and September 30, 2016, respectively	(37.6)	(40.9)
	519.4	535.8
	$1,151.6	$1,157.5

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PMC Reports Results for the Third Quarter 2016

November 9, 2016

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
Cash flows provided by (used in) operating activities:
Net income	$3.0	$7.3	$14.9	$13.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5.7	6.2	17.2	17.2
Amortization	7.0	8.3	20.6	24.7
Stock-based compensation and deferred compensation	1.7	2.2	5.4	6.3
Amortization of deferred financing fees	0.1	0.1	0.4	0.4
Deferred income taxes	2.1	0.2	4.6	8.0
Loss on disposition of equipment	-	0.1	0.1	0.1
Other	-	-	0.1	0.1
Change in operating assets and liabilities:
Accounts receivable, net	3.4	(7.4)	1.2	(14.4)
Inventory	17.5	43.9	18.1	36.5
Prepaids and other assets	(7.7)	(0.2)	12.3	(0.7)
Accounts payable	3.6	(24.5)	(11.9)	2.3
Salaries, wages and other compensation	2.1	0.2	(0.9)	(2.5)
Other accrued and long-term liabilities	0.2	(4.1)	(10.2)	(13.4)
Change in income taxes payable (receivable)	(1.0)	6.9	(10.0)	3.1
Excess tax benefit from stock-based compensation	(0.2)	(0.1)	(2.3)	(1.3)
Net cash provided by operating activities	37.5	39.1	59.6	80.3

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(6.6)	(13.0)	(17.6)	(26.3)
Acquisitions, net of cash acquired	(0.3)	(24.4)	(20.9)	(31.3)
Cash proceeds from sale of assets	0.1	0.1	0.2	0.1
Net cash used in investing activities	(6.8)	(37.3)	(38.3)	(57.5)

Cash flows provided by (used in) financing activities:
Repayments of long-term debt	(2.8)	(2.8)	(2.8)	(8.4)
Net activity of long-term revolving credit facility	(9.0)	(19.5)	(10.0)	(27.5)
Issuance of common stock	-	0.1	0.7	0.2
Treasury stock, for employee taxes on stock awards	(0.4)	(0.3)	(4.3)	(3.3)
Excess tax benefit from stock-based compensation	0.2	-	2.3	-
Repayment of capital lease obligations	-	(0.2)	(0.5)	(0.4)
Net cash used in financing activities	(12.0)	(22.7)	(14.6)	(39.4)

Change in cash and cash equivalents	18.7	(20.9)	6.7	(16.6)
Cash and cash equivalents at beginning of period	21.3	27.4	33.3	23.1

Cash and cash equivalents at end of period	$40.0	$6.5	$40.0	$6.5

Supplemental information:
Cash paid for interest	$3.2	$2.7	$6.2	$7.9
Cash paid (received) for taxes	$2.4	$(5.0)	$19.4	$(4.8)

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PMC Reports Results for the Third Quarter 2016

November 9, 2016

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
Pharmacy data:
Prescriptions dispensed (in thousands)	8,208	7,889	25,713	24,762
Revenue per prescription dispensed	$60.77	$64.98	$58.64	$62.87
Gross profit per prescription dispensed	$9.58	$9.95	$9.66	$9.79

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
(In millions)	September 30,		September 30,
	2015	2016	2015	2016
Net income	$3.0	$7.3	$14.9	$13.9
Add:
Interest expense, net	2.1	3.0	5.4	9.3
Merger, acquisition, integration costs and other charges	8.0	5.3	15.2	14.1
Settlement, litigation and other related charges	2.1	(0.8)	11.3	7.2
Restructuring and impairment charges	0.2	0.6	0.3	3.1
Hurricane Sandy disaster costs	0.1	-	0.1	-
Provision for income taxes	3.4	1.7	13.5	4.2
Depreciation and amortization expense	12.7	14.4	37.8	41.8
Adjusted EBITDA	$31.6	$31.5	$98.5	$93.6
Adjusted EBITDA margin	6.3%	6.1%	6.5%	6.0%

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended		Nine months ended
(In whole numbers)	September 30,		September 30,
	2015	2016	2015	2016

Diluted earnings per share	$0.10	$0.23	$0.48	$0.44
Add:
Diluted earnings per share impact of:
Merger, acquisition, integration costs and other charges	0.17	0.11	0.32	0.29
Settlement, litigation and other related charges	0.04	(0.02)	0.22	0.14
Restructuring and impairment charges	0.01	0.01	0.01	0.06
Amortization of intangible assets	0.15	0.17	0.42	0.51
Tax impact of the above adjustment charges on tax provision	0.02	(0.06)	0.09	(0.08)
Adjusted diluted earnings per share	$0.49	$0.44	$1.54	$1.36

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PMC Reports Results for the Third Quarter 2016

November 9, 2016

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

	Three Months Ended		Nine Months Ended
(In millions)	September 30,		September 30,
	2015	2016	2015	2016
Adjusted EBITDA	$31.6	$31.5	$98.5	$93.6
Interest expense, net	(2.1)	(3.0)	(5.4)	(9.3)
Merger, acquisition, integration costs and other charges	(10.4)	(5.3)	(26.9)	(24.6)
Provision for bad debt	1.5	0.1	9.5	4.0
Amortization of deferred financing fees	0.1	0.1	0.4	0.4
Loss on disposition of equipment	-	0.1	0.1	0.1
Provision for income taxes	(3.4)	(1.7)	(13.5)	(4.2)
Deferred income taxes	2.1	0.2	4.6	8.0
Changes in federal and state income tax payable (receivable)	(1.0)	6.9	(10.0)	3.1
Stock-based compensation and deferred compensation	1.7	2.2	5.4	6.3
Excess tax benefit from stock-based compensation	(0.2)	(0.1)	(2.3)	(1.3)
Changes in assets and liabilities	17.6	8.1	(0.9)	4.1
Other	-	-	0.1	0.1
Net cash flows used in operating activities	$37.5	$39.1	$59.6	$80.3

Use of Non-GAAP Measures
PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. PharMerica calculates and uses Adjusted EBITDA as a performance measure.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  In addition, Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with the Company's debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as these unaudited reconciliation tables.  Adjusted EBITDA does not represent funds available for PharMerica's discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles ("GAAP").  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica's reported net income and cash flows from operations are significant components of the accompanying consolidated income statements and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica's calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the tax impact of the adjustments on the tax provison as an indicator of its core operating results.  The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period.  PharMerica believes the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica's operating results from period to period.  Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the tax impact of the adjustments on the tax provison do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders' equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP.  The impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the tax impact of the adjustments on the tax provison excluded from the diluted earnings per share are significant components of the accompanying consolidated income statements and must be considered in performing a comprehensive assessment of overall financial performance.

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